               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  09-15-94


                            AMERON, INC.
        (Exact name of registrant as specified in its charter)



     Delaware                   1-9102          77-0100596
(State or other jurisdiction    (Commission     (I.R.S. Employer
of Incorporation)               File Number)    Identification No.)




245 South Los Robles Ave., Pasadena, California          91101
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (818) 683-4000




















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Item 5      OTHER EVENTS

The attached announcement was released to the news media on September 15, 1994.






















                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Acct of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            AMERON, INC.



Date:  Septebmer 15, 1994         By:  /s/ Javier Solis
                                  Senior Vice President and
                                  Secretary













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                                                     NEWS RELEASE

AMERON
Corporate Office                           September 15, 1994

Contact:  Dan Stracner                     For Immediate Release
          (818) 683-4040,, ext. 711


Pasadena, Calif. - Ameron, Inc. (NYSE) announced today that the U.S. District Court for Arizona has dismissed a $146.7 million lawsuit filed in 1992 against Ameron and two other companies by the Central Arizona Water Conservation District in connection with six siphon pipelines installed as part of the Central Arizona Project from 1975 to 1980.

Ameron manufactured large-diameter prestressed concrete pipe for the siphons, which provide water from the Colorado River for municipal, industrial and agricultural use in the region from Lake Havasu to the Mexican border, including the metropolitan areas of Phoenix and Tucson. The legal action was filed after corrosion was discovered in some pipe sections.

In a 31 page opinion, District Judge Robert C. Broomfield ordered the lawsuit terminated and judgment entered in favor of Ameron and its co-defendants. James S. Marlen, president and chief executive officer of Ameron, called the judgment "very positive news for Ameron and its shareholders."